UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) January 20, 2009

Diligent Board Member Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(212) 741-8181

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Material Events.

On January 20, 2009, Diligent Board Member Services, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Company has entered into an agreement with Spring Street Partners L.P. (“Spring Street”) in connection with a potential investment in the Company by Spring Street. The full text of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K and any exhibits to this Current Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate,” "expect," "intend," "will," "should" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the risk that the conditions to consummate the investment may not be satisfied; and that the required corporate and other approvals may not be obtained. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events, developments, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 20, 2009, furnished solely for the purpose of incorporation by reference into Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: January 20, 2009	By:	/s/Hunter Cohen
Hunter Cohen
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated January 20, 2009, furnished solely for the purpose of incorporation by reference into Item 8.01.